UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kalaris Therapeutics, Inc.

628 Middlefield Rd.

Palo Alto, California 94301

(Address of principal executive offices, including zip code)

(650) 249-2727

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Kalaris Therapeutics, Inc. (the “Company”), the Board elected Leone Patterson to serve as a member of the Board, effective immediately. Ms. Patterson will serve as a Class III director with a term expiring at the 2026 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. The Board also elected Ms. Patterson to serve as the Chair of the Audit Committee of the Board (the “Audit Committee”). Following Ms. Patterson’s election, the Audit Committee is now comprised of Ms. Patterson (Chair), Anthony Adamis, M.D., and Morana Jovan-Embiricos, Ph.D.

There are no arrangements or understandings between Ms. Patterson and any other persons pursuant to which she was elected as a director. Ms. Patterson has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Patterson and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company expects to adopt a new non-employee director compensation program, pursuant to which non-employee directors will be eligible to receive compensation for service on the Board and its committees (the “Non-Employee Director Compensation Program”). The Company expects that Ms. Patterson will receive compensation for her service as a non-employee director of the Company and for her committee service in accordance with the Non-Employee Director Compensation Program, once adopted by the Company.

Ms. Patterson will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-39409) filed with the Securities and Exchange Commission on March 18, 2025. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Patterson for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALARIS THERAPEUTICS, INC.

Date: April 4, 2025	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer